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                                                                  EXHIBIT 4(a)

                     FORM OF RIGHTS SUBSCRIPTION CERTIFICATE

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       NUMBER                                                     RIGHTS


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             THIS SUBSCRIPTION CERTIFICATE WILL BE VALUELESS IF NOT
   RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., CENTRAL STANDARD TIME
                               ON SEPTEMBER 30, 1999

                         RIGHTS SUBSCRIPTION CERTIFICATE

                       OXBORO MEDICAL INTERNATIONAL, INC.

                                                         CUSIP NO. 691 1384 11 9

THIS RIGHTS CERTIFICATE IS NOT TRANSFERABLE.

The terms and conditions of this Rights Offering are set forth in the Prospectus relating to 445,412 rights to purchase ("Rights") up to 890,824 shares of Common Stock, $.01 par value per share ("Shares") and 445,412 Warrants each for purchase of one share of Common Stock ("Warrants"), of Oxboro Medical International, Inc. (the "Company") dated September 1, 1999 (the "Prospectus") and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Company and Norwest Bank Minnesota, N.A. (the "Subscription Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Prospectus.

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                       SUBSCRIPTION PRICE: $2.50 PER RIGHT

     (The number of rights you are entitled to is listed on the label below.
         You may over or under subscribe as detailed in the Prospectus.)

REGISTERED HOLDER:




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The Rights represented by this Rights Subscription Certificate, in whole or in part, may be exercised by completing Sections 1 and 2. Before exercising Rights, Rights holders are urged to read the Prospectus carefully and in its entirety. Copies of the Prospectus are available from the Company and the Subscription Agent.

IMPORTANT - Complete the appropriate SECTION and delivery instructions, and SIGN on reverse side. Subject to the provisions of the Prospectus, if the instructions of the registered holder named above are insufficient to delineate the proper action to be taken with respect to all of the Rights evidenced hereby, such action as is clearly delineated in such holder's instructions will be taken.

The registered holder of Rights whose name is set forth herein, or assigns, is entitled to subscribe for two shares of Common Stock of the Company and one Warrant for purchase of one share of Common Stock of the Company at a Subscription Price of $2.50 per Share (the "Subscription Price") for each Right evidenced hereby under the terms and subject to the conditions set forth in the Prospectus. Payment of the full Subscription Price for all Shares and Warrants subscribed for pursuant to the exercise of Rights must accompany this properly completed and duly executed Rights Subscription Certificate, payable in United States currency by personal check, cashier's check,

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bank draft or money order drawn on a bank located in the United States, payable to "Norwest Bank Minnesota, N.A., as Subscription Agent." PLEASE WRITE YOUR RIGHTS CERTIFICATE NUMBER, SET FORTH ABOVE, ON YOUR CHECK, BANK DRAFT OR MONEY ORDER.

Dated:  September 1, 1999

COUNTERSIGNED:                          OXBORO MEDICAL INTERNATIONAL, INC.


NORWEST BANK MINNESOTA N.A.             BY:  /s/ Matthew E. Bellin
                                           ---------------------------------
                                           Matthew E. Bellin, President

                                        BY:  /s/ Robert S. Garin
---------------------------------          ---------------------------------
    AUTHORIZED OFFICER                     Robert S. Garin, Secretary


INSTRUCTIONS: To exercise all or part of the Rights evidenced by this Rights Subscription Certificate, please complete Section 1. In order to have the Subscription Agent deliver Shares and Warrants issued upon the exercise of Rights to another person or delivered to an address other than the one listed on the face of this Rights Subscription Certificate, please complete Section 2 and obtain the required signature guarantee by a medallion institution.

ANY EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

Section 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby exercises Rights to subscribe for Shares and Warrants as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY)

(i)      IF YOU WISH TO EXERCISE ALL OF YOUR RIGHTS:
         (Shareholders who fully-subscribe are entitled to the Oversubscription Privilege described in paragraph (b) below after September 30, 1999)

(a)      I subscribe for my full entitlement of Shares and Warrants:

         ______________________________________ X $2.50 = $__________________
         (Number of shares held - whole number only)

         TOTAL BASIC SUBSCRIPTION PRICE:       $______________________________
         (Total number of Shares and Warrants subscribed for pursuant to the Basic Subscription Privilege, times the Subscription Price of $2.50 per right exercised)

(b) OVERSUBSCRIPTION PRIVILEGE: (For use only after September 30, 1999) I subscribe for additional Shares pursuant to my Oversubscription
         Privilege:

         _______________________________________ X $2.50 = $__________________
         (Number of shares - whole number only; may not exceed the number of Rights represented by this Rights Subscription Certificate)

         TOTAL OVERSUBSCRIPTION PRICE: $______________ (Total number of Shares and Warrants subscribed for pursuant to the Oversubscription Privilege, times the Subscription Price of $2.50 per right exercised)

Method of Payment (check one)

[ ] Check, Bank Draft or Money Order Payable to Norwest Bank Minnesota, N.A., as Subscription Agent.

[ ]    Wire Transfer Directly to the Escrow Account Maintained by Norwest Bank

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       Minnesota, N.A., as Subscription Agent, at Norwest Bank Minnesota, N.A.,
       ABA ROUTING #___________, for Credit Account #________, Further credit:
       OXBORO RIGHTS OFFERING, Attn: Suzanne M. Swits: (651) 450-4120.

(ii)     IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR RIGHTS:

(a)      I subscribe for only

         _______________________________________ X $2.50 = $____________
         (Number of shares - whole number only)

             TOTAL SUBSCRIPTION PRICE:     $____________
                  (Total number of Shares and Warrants subscribed for pursuant to the Basic Subscription Privilege, times the Subscription Price of $2.50 per right exercised)

Method of Payment (check one)

[ ] Check, Bank Draft or Money Order Payable to Norwest Bank Minnesota, N.A., as Subscription Agent.
[ ] Wire Transfer Directly to the Escrow Account Maintained by Norwest Bank Minnesota, N.A., as Subscription Agent, at Norwest Bank Minnesota, N.A., ABA ROUTING #___________, for Credit Account #________, Further credit:
     OXBORO RIGHTS OFFERING, Attn: Suzanne Swits: (651) 450-4120.

         SECTION 2 - SPECIAL INSTRUCTIONS [ ] CHECK HERE FOR SPECIAL ISSUANCE, OR DELIVERY INSTRUCTIONS. Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver Certificates for the Shares and Warrants subscribed for to the undersigned at the address appearing on the face of this Rights Subscription Certificate. If this section is completed, the Holder's signature must be guaranteed by a medallion guarantor.

         Name:      _____________________________________

         Address:   _____________________________________

                    _____________________________________


         Taxpayer Identification or Social Security Number:   _________________


                       IMPORTANT: RIGHTS HOLDER SIGN HERE

  ____________________________________________________________________________
 (Signature(s) of Holder(s) exactly as appears on the face of this Certificate)

Dated: ____________, 1999

SIGNATURE GUARANTEE (to be executed if Section 2 is completed)

The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder hereinabove is genuine.

Dated: ____________, 1999

                                        ____________________________________

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                                       Firm Name (If applicable)

                                       ____________________________________
                                       Authorized Signature

                                       ____________________________________
                                       Name and Title

                                       ____________________________________
                                       Address

                                       ____________________________________

                                       ____________________________________
                                       Area Code and Telephone Number:

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